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                                                                     EXHIBIT 4.3



                              THIRD AMENDMENT TO
                               CREDIT AGREEMENT




                                    between




                    GOODRICH PETROLEUM COMPANY OF LOUISIANA
                            GPC, INC. OF LOUISIANA




                                      and




                                 COMPASS BANK




                                Effective as of
                               January 31, 1997
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                      THIRD AMENDMENT TO CREDIT AGREEMENT
                      -----------------------------------

        This THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and entered into effective as of January 31, 1997, by and between GOODRICH PETROLEUM COMPANY OF LOUISIANA ("GPCL"), a Nevada corporation, formerly known as American National Petroleum Company, successor by merger to Patrick Petroleum Corporation of Michigan, a Michigan corporation GPC, INC. OF LOUISIANA ("GPC"), a Nevada corporation (collectively with GPCL, the "Borrower"), GOODRICH PETROLEUM CORPORATION, a Delaware corporation, ("Goodrich), and COMPASS BANK, a Texas state chartered banking corporation formerly known as Compass Bank--Houston
(the "Lender").


                             W I T N E S S E T H:
                             - - - - - - - - - -

        WHEREAS, GPCL, the Lender, and Goodrich are parties to the Credit Agreement dated August 16, 1995, as amended by First Amendment to Credit Agreement dated as of December 15, 1995, and Letter Amendment dated March 26, 1996, and Second Amendment to Credit Agreement dated as of June 1, 1996, and Letter Amendment dated November 12, 1996 (as amended, the "Agreement"), pursuant to which the Lender has extended credit to GPCL and Goodrich has guaranteed the payment and performance of certain indebtedness and other obligations of GPCL to the Lender; and

        WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Agreement and this Amendment, the parties hereto agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION
                        ------------------------------

        1.1 Terms Defined Above. As used herein, each of the terms "Agreement," "Amendment," "Borrower," "GPC", "GPCL", "Goodrich," and "Lender" shall have the meaning assigned to such term hereinabove.

        1.2 Terms Defined in Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

        1.3 References. References in this Amendment to Article or Section numbers shall be to Articles and Sections of this Amendment, unless expressly stated to the contrary. References in this Amendment to "hereby," "herein," "hereinafter," "hereinabove,"


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"hereinbelow," "hereof," and "hereunder" shall be to this Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

        1.4 Articles and Sections. This Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileged, duties, and other legal relations of the parties hereto shall be determined from this Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

        1.5 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.


                                  ARTICLE II

                            AMENDMENT TO AGREEMENT
                            ----------------------

        The Agreement is hereby amended as follows:

        2.1 Amendment of Section 1.2. Section 1.2 of the Agreement is hereby amended as follows:

                The following definition is amended to read as follows:

                "Commitment Amount" shall mean the amount of the Borrowing Base as set forth in Section 2.7(a)".

        2.2 Amendment of Section 2.7(a). The first sentence of Section 2.7(a) of the Agreement is hereby amended to read as follows:

                "Effective December 1, 1996, the Borrowing Base shall be $12,300,000 until June 1, 1997. Effective upon GPC's acquisition of the oil and gas properties of La/Cal Energy Partners II and certain Oil and Gas Properties identified as "Group A Properties" in the reserve report forwarded to the Lender, the Borrowing Base shall be increased to $22,500,000 until June 1, 1997. "


        2.3 Amendment of Section 6.11. Also effective upon such acquisition GPC will become a Co-Borrower and will pledge such Oil and Gas Properties to the Lender and Section 6.11 shall be amended to read as follows:


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                "6.11 Consolidated Tangible Net Worth. Permit Consolidated
        Tangible Net Worth at any time to be less than $14,500,000 plus, for all fiscal quarters ending subsequent to December 31, 1996, 50% of positive Consolidated Net Income and 100% of all cash equity proceeds, net of expenses incurred in connetion with the offering transaction."


                                  ARTICLE III

                                  CONDITIONS
                                  ----------

        The obligation of the Lender to amend the Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

        3.1 Receipt of Documents and Other Items. The Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to the Lender:
           (a) multiple counterparts of this Amendment executed by the Borrower and Goodrich, as requested by the Lender;

           (b) a Mortgage from GPC, Inc. of Louisiana pledging Oil & Gas Properties reviewed by the Lender and used for increasing the Borrowing Base;

           (c)  new Guaranty of Goodrich Petroleum Corporation; and

           (d)  new Note executed by the Borrower.

        3.2 Accuracy of Representations and Warranties. The representations and warranties contained in Article IV of the Agreement and in any other Loan Document shall be true and correct, except as affected by the transactions contemplated in the Agreement and this Amendment.

        3.3 Matters Satisfactory to Lender. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Lender.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

        Each of the Borrower and Goodrich hereby expressly re-makes, in favor of the Lender, all of the representations and warranties set forth in Article IV of the Agreement and

                                       3


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set forth in any other Loan Document to which it is a party, and represents and warrants that all such representations and warranties remain true and unbreached, except as affected by the transactions contemplated in the Agreement and this Amendment.


                                   ARTICLE V

                                 RATIFICATION
                                 ------------

        Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and the other Loan Documents to which it is a party, in all things in accordance with the terms and provisions thereof, as amended by this Amendment and the documents executed in connection herewith.



                                  ARTICLE VI

                                MISCELLANEOUS
                                -------------

        6.1 Scope of Amendment. The scope of this Amendment is expressly limited to the matters addressed herein and this Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this Amendment.

        6.2 Agreement as Amended. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Amendment.

        6.3 Parties in Interest. All provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lender, Goodrich, and their respective successors and permitted assigns.

        6.4 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the parties hereto and their respective successors and permitted assigns. No other Person shall have standing to require satisfaction of such provisions in accordance with their terms and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

        6.5 Entire Agreement. THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, AMONG SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS AMENDMENT, THE AGREEMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND

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MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT
ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

        6.6 Governing Law. THIS AMENDMENT AND ALL ISSUES ARISING IN CONNECTION HEREWITH AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

        6.7 Jurisdiction and Venue. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. EACH OF THE BORROWER AND GOODRICH HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

        6.8 Waiver of Rights to Jury Trial. EACH OF THE BORROWER, GOODRICH, AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AMENDMENT.

        IN WITNESS WHEREOF, this Amendment is executed effective as of the date first hereinabove written.

                                        BORROWER:

                                        GOODRICH PETROLEUM COMPANY OF
                                        LOUISIANA


                                        By: /s/ Walter G. Goodrich
                                           ----------------------------
                                           Walter G. Goodrich
                                           President

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                                         GPC, INC. OF LOUISIANA


                                         By: /s/ Walter G. Goodrich
                                            ---------------------------
                                            Walter G. Goodrich
                                            President


                                         GUARANTOR:

                                         GOODRICH PETROLEUM CORPORATION

                                         By: /s/ Walter G. Goodrich
                                            ----------------------------
                                            Walter G. Goodrich
                                            President

                                         COMPASS BANK

                                         By: /s/ Dorothy Marchand Wilson
                                            -----------------------------
                                            Dorothy Marchand Wilson
                                            Vice President

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